                                                                   EXHIBIT 23(C)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Vanguard Cellular Systems, Inc.:
     As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1997 included in this Form 10-K/A, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, and Form S-3 Registration Statement No. 33-69824.
                                         PRASETIO, UTOMO & CO.
Jakarta, Indonesia,
  April 10, 1997